EXHIBIT 10.26

                         STANDARD MOTOR PRODUCTS, INC.
                         SUPPLEMENTAL COMPENSATION PLAN



                                    PREAMBLE

                  This Plan is an unfunded Supplemental Compensation Plan for a select group of management or highly compensated personnel.

                             ARTICLE 1. DEFINITIONS
                             ----------------------

         SECTION 1.01: "Company" means, STANDARD MOTOR PRODUCTS, INC. and it's corporate successor.

         SECTION 1.02: "Board" means the Board of Directors of Company. Such terms may be used interchangeably.

         SECTION 1.03: "Committee" means the Supplemental Compensation Plan Committee which will be composed of the Compensation Committee of the Board.

         SECTION 1.04: "Plan" means the within STANDARD MOTOR PRODUCTS, INC SUPPLEMENTAL COMPENSATION PLAN as it may be amended from time to time.

         SECTION 1.05: "Effective Date of Plan" means October 1, 2001.

         SECTION 1.06: "Plan Year" shall mean each calendar year ending on December 31st.

         SECTION 1.07: "Eligible Employee" means (A) employees of Company who, as of the date hereof, (i) have attained age fifty [50], (ii) have completed at least five [5] Years of Service with the Company, and (iii) whose Compensation is not less than $350,000 [hereinafter Category "A" Employees], and (B) employees of the Company who, as of the date hereof, (i) have not attained age fifty [50], (ii) have completed at least fifteen [15] Years of Service with the Company, and (iii) whose Compensation is not less than $220,000 [hereinafter Category "B" Employees].




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         SECTION 1.08: "Years of Service": For vesting purposes, a Participant earns a Year of Service for each Plan Year in which he or she works at least 1,000 hours for the Company.

         SECTION 1.09: "Compensation" shall mean the regular compensation paid by the Company to an Employee in a Plan Year, inclusive of any bonus or other incentive compensation.

         SECTION 1.10: "Participants" means those Eligible Employees designated by the Committee as being entitled to participate in the Plan, and who complete and promptly return to the Committee, an enrollment form and questionnaire, indicating their agreement to participate in the Plan.

         SECTION 1.11: "Normal Retirement Date" means the date on which a Participant attains the age of sixty [60] years.

         SECTION 1.12: "Supplemental Compensation Benefit" is that amount payable to a Participant in accordance with the provisions of ARTICLE II hereof.

         SECTION 1.13: "Survivor's Benefit" is that amount payable to the Beneficiary of a Participant who dies prior to his or her retirement or termination of service with the Company determined in accordance with the provisions of ARTICLE III hereof.

         SECTION 1.14: "Beneficiary" means the person or persons a Participant shall have designated on the appropriate form provided by the Company to receive his or her Supplemental Compensation Benefit hereunder in the event of his or her death prior to his or her retirement or termination of service with the Company. In case of a failure to designate a Beneficiary, or the death of a designated Beneficiary without a designated successor, such payments shall be made to the Participant's estate. No designation of Beneficiaries shall be valid unless in writing on the appropriate form signed by the Participant, dated, and filed with both the Committee and the Trustee. Beneficiaries may be changed without the consent of any prior Beneficiaries.



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         SECTION 1.15: "Trust" means the STANDARD MOTOR PRODUCTS, INC.
SUPPLEMENTAL COMPENSATION PLAN TRUST created as of the Effective Date hereof.

         SECTION 1.16: "Trustee" means the Trustee of the Trust as named in the agreement establishing such Trust, as may be amended from time to time.

         SECTION 1.17: The terms hereof shall be read in the plural or singular, masculine or feminine, as the case may be, whenever appropriate.





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                 ARTICLE II. SUPPLEMENTAL COMPENSATION BENEFITS

         SECTION 2.01. Upon attainment of his or her Normal Retirement Date, a Participant shall be entitled to a Supplemental Compensation Benefit in an amount equal to fifty [50%] percent of the average of his or her highest Compensation earned in three [3] of the last five [5] Years of Service. Said benefit shall be payable in the form of a Single Life Annuity payable for the life of the Participant. However, a Participant may, at his or her option, elect to have said benefit paid either in the form of an Annuity for two [2] lives, or in a Single Lump Sum; such alternative benefit amounts shall be the actuarial equivalent of said Single Life Annuity, determined in either event, by application of the GATT rate applicable to qualified lump sums at the time of the termination.

         SECTION 2.02: Upon the termination of a Participant's service with the Company, he or she shall be vested in that percentage of his or her Supplemental Compensation Benefit determined as follows:

                       NUMBER OF YEARS             PERCENTAGE
                       OF PLAN                     OF SUPPLEMENTAL
                       PARTICIPATION               COMPENSATION BENEFIT
                       -------------               --------------------
CATEGORY A
Participant            Less than 2 Years                   0%
                       2 Years                            25%
                       5 Years                            50%
                       6 Years                            75%
                       7 Years                           100%



                       NUMBER OF YEARS             PERCENTAGE
                       OF PLAN                     OF SUPPLEMENTAL
                       PARTICIPATION               COMPENSATION BENEFIT
CATEGORY B
Participant            Less than 4 Years                 0%
                       4 Years                          25%
                       10 to 12 Years                   50%
                       12 to 14 Years                   75%
                       14 Years                        100%


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Notwithstanding the above, if a Participant voluntarily terminates his employment before his Normal Retirement Date, said Participant shall not be entitled to any Supplemental Compensation Benefit hereunder, regardless of his or her age, or length of service at the time of said termination. Furthermore, if a Participant's employment is terminated due to said Participant having become permanently disabled, he or she shall be fully vested in no less than 50% of the Supplemental Compensation Benefit payable hereunder, notwithstanding the fact that he or she may not have completed that number of years of service which would otherwise have entitled him or her to said benefit. For purposes of this Section, a Participant shall be deemed to have become permanently disabled at such time as he or she has collected long term disability benefits under the Company's Long Term Disability Policy for twelve [12] consecutive months. In the event the company does not then provide Long Term Disability benefits, whether insured or self-insured, then such determination shall be made by the Committee. That number of months during which a disabled participant is not an "active" employee, but previous to the date upon which such participant is terminated, shall be credited towards the calculation of years of plan participation.


         SECTION 2.03: "Forfeiture For Cause". Notwithstanding anything contained herein to the contrary, if, in the Committee's discretion, it is determined that a Participant's employment be terminated for Cause, such Participant shall forfeit all rights to any Supplemental Compensation Benefit payable under the Plan. For purposes of the foregoing, "Cause" shall mean any one or more of the following: (a) theft or misappropriation of Company funds or assets, or intentionally damaging the Company's assets; (b) falsification of Company records; (c) conviction (including a guilty plea) of a felony or misdemeanor which creates apprehension or insecurity on the part of the Committee, other officers of the Company, customers or the public in dealing with the Participant; or (d) acting either willfully or with gross negligence in a disloyal manner or to the detriment of the Company's best interest.



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         SECTION 2.04: A Participant may revoke or amend the payment option of his or her Supplemental Compensation Benefit at any time up to one(1) year prior to the termination of his or her employment, the payment of which shall commence on or about the first day of the month next following thirty (30) days after his or her employment with the Company terminates, and shall be payable on or about the first day of each subsequent month, provided however, that in no event may such payments commence prior to January 1st of the year following said termination date. If a Participant who elected a survivor annuity shall die after having received any of said payments and before having received the entire benefit to which he or she is entitled, said payments shall continue to be made to his or her beneficiary.



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                           ARTICLE III. DEATH BENEFITS

         SECTION 3.01: Upon a Participant's entry into the Plan, the Company shall endeavor to acquire a policy insuring the life of said Participant during his or her term of employment by the Company. Accordingly, as a condition to participate in the Plan, each Participant shall join the Company or, at the Company's option, a Grantor Trust (created by the Company) obligated to pay the Plan's benefits, in an application to any duly licensed insurers selected by the Company for a plan of life insurance in a face amount to be determined by the Company, and shall submit to a physical examination by the carrier issuing said policy, said examination to be paid for by the Company.

         SECTION 3.02: Each Participant shall be eligible to designate a beneficiary as the person entitled to receive the death benefit which shall become payable upon a Participant's death prior to his or her termination of service with the Company, which benefit shall be paid in lieu of all other benefits under the Plan.

         SECTION 3.03: The death benefit payable to the beneficiary of a deceased Participant shall be determined and paid as follows:

                  (a) The death benefit payable to the beneficiary of an uninsurable Participant shall be equal to the greater of the amount of the Supplemental Compensation that would have been payable to said Participant had his or her employment by the Company been terminated the day prior to the date of death, or 50% of the average compensation earned by the deceased uninsured Participant in the three [3] of the last five [5] years of service, said benefit to be paid within thirty (30) days of death.

                  (b) The death benefit payable to the beneficiary of a Participant on whose life the Company was able to acquire a policy at standard rates, shall be in an amount equal to three[3] times the annual Compensation payable to said Participant as of the end of the year prior to his or her death. If the death benefit proceeds of any such policy acquired by the Company exceed said amount, such excess proceeds shall be paid to the Company.



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                  (c) The death benefit payable to the beneficiary of a
Participant on whose life the Company was only able to acquire a policy on a rated premium basis because of a Participant's physical condition, shall be equal to some fraction of the death benefit described in Article III, Section 3.03(b). Such amounts shall be determined by the Committee taking into account the additional cost to be incurred by the Company for such rated premium policy. A participant may choose to waive such benefit upon joining the plan, in which case the plan death benefit shall be the supplemental compensation benefit earned at the date of death.

                  (d) Upon the death of an insured Participant, the Company shall take such action as may be necessary to obtain payment from the insurer of the amounts payable to said Participant's beneficiary as herein provided.

         SECTION 3.04: Upon receiving notification from the carrier that a Participant is approved for coverage at a rate acceptable to the Company, the Company shall take the steps necessary to place such coverage in full force and effect. Prompt notice shall be made to the Participant that said coverage has been put into force.

                  (a) Such policy of life insurance shall be issued to the Company and the Company will have and may exercise all ownership rights in the policy, including, without limitation, the right to designate the beneficiary, the right to borrow from the insurer for any purpose but not limited to borrowing for the purpose of paying premiums without giving notice to the Participant.
                  (b) The Company will not exercise any rights under any such policy which will compromise or reduce the death benefit payable to a Participant's beneficiary as herein provided.

                  (c) Any dividends payable under such policy will be applied as the Company shall determine.

                  (d) As between the Participant and the Company, the within Plan shall take precedence over any provision of any such policy (including any riders, amendments and attachments thereto) in case of a conflict between the terms of any such policy and the within Plan.

                  (e) Prior to the termination of a Participant's employment by the Company, the Participant and the Company shall agree to share in the payment of premiums on said policy of insurance and in the manner set forth below:




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                  (i) The Participant's share of the annual premium shall be equal to that portion of the annual premium due on the policy that is equal to the amount of the economic benefit that would be taxable to the Participant but for the payment by the Participant of such amount based upon an amount of insurance protection equal to the Participant's death benefit set forth below

                  (ii) The amount of economic benefit that would be taxable to the Participant shall be computed in accordance with the insurer's current published rate per $1,000 of insurance protection for Individual 1-year term life insurance available to all standard risks as provided in Revenue Ruling 66-110, 1966-1 C.B.12.

                  (iii) In order to facilitate the payment of premiums on the policy, it is agreed that the Company in the first policy year, and in each year thereafter and as long as this Plan is in in effect,, shall forward the total amount of the premium then currently due and payable on the policy directly to the insurer and, immediately thereafter, it shall indicate in the appropriate Company records that the annual sum payable by the Participant as provided for above, shall be treated for all tax and bookkeeping purposes as additional compensation of the Participant.






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                          ARTICLE IV. CLAIMS PROCEDURE

                  SECTION 4.01: Any insured Participant, beneficiary or other individual("Claimant") entitled to benefits hereunder or under any policy acquired in accordance with the provisions hereinabove set forth, shall file a claim with the insurer with respect to benefits under the policy. The Plan Administrator shall, upon written request of a Claimant, make available copies of any claim forms or instructions provided by the Insurer or advise the Claimant where copies of such forms or instructions may be obtained.

                  SECTION 4.02: The Company shall establish a uniform and non-discriminatory procedure for the evaluation of a Claimant's right to benefits hereunder. In the case of benefits which are provided under any annuity policy, the initial decision on the claims shall be made by the insurer.

                  SECTION 4.03: In the event there is an unresolved dispute arising out of or relating to this Plan, it shall be decided by arbitration in accordance with the commercial Rules of the American Arbitration Association, which arbitration proceeding shall be located in the City of New York. The expense of such arbitration shall be borne by the Company. Any award rendered by the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.






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                               ARTICLE V. FUNDING

                  SECTION 5.01: "Unfunded Character". Notwithstanding the fact that the Company has established a Trust for the purpose of providing the benefits payable under the Plan, such Trust, or the Company's assets, as the case may be, shall be subject to the claims of the Company's general unsecured creditors. Title to and beneficial ownership of any assets, whether cash or investments, which the Trust may hold to pay any Plan benefits, shall at all times remain in the Trustee and neither the Participants nor their designated Beneficiaries shall have any property interest whatsoever therein. Any liability of the Company to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Company. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Company. The Plan is not intended to comply with the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, and is intended to be unfunded for tax purposes and for purposes of Title I of ERISA. The Trustee shall have no liability or obligation to pay any amount to any Participant except out of the assets held in the Trust.








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                            ARTICLE VI. MISCELLANEOUS

                  SECTION 6.01: The Plan shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of Company and the Participants. Notwithstanding the foregoing, inasmuch as a Participant's right to a Supplemental Compensation Benefit is deemed to be personal, a Participant may not transfer or assign any part of his or her right to said benefit; accordingly, in the event of any such attempted assignment or transfer, said Participant's right to a Supplemental Compensation Benefit hereunder shall be forfeited.

                  SECTION 6.02: Any payments under the Plan shall be independent of, and in addition to, those under any other plan, program or agreement which may have been adopted by Company or any other compensation payable to a Participant or a Participant's designated Beneficiary by the Company.

                  SECTION 6.03: The Plan, which may be amended, from time to time, in the sole discretion of Company, shall be interpreted and administered so as to be consistent with, the terms of the Trust, except, however, in the event of a conflict, the Plan provisions shall control.

                  SECTION 6.04: Notwithstanding anything contained herein to the contrary, Company reserves the right to terminate the Plan for any reason whatsoever, including, but not limited to, an adverse change in the Federal Income Tax laws governing the taxation of deferred compensation plans similar to the Plan, or a change in the control of Company; provided, however, that any such termination shall be prospective in effect and shall not diminish in any way the then current obligation to Participants in the Plan.





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                  SECTION 6.05: It is intended and understood by the Company, the Trustee and the Participants, that this Plan is designed to comply with the provisions of the Internal Revenue Code and Regulations relating to Non Qualified Deferred Compensation Plans in effect at the time of its adoption and that the benefits payable to Participants shall not be deemed current compensation and shall not be included in taxable income under Federal or State law until actually distributed. If, at a later date, the laws of the United States of America or the State of New York are construed in such a way as to make such understanding and intent invalid or not in compliance with the Internal Revenue Code and Regulations thereunder, then this Plan will be given effect in such matter as will best carry out the purposes and intentions of the parties.






















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